UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2021

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant‘s telephone number, including area code: (937) 445-1936

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 2, 2021, NCR Corporation (the “Company”) directed Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the indenture, dated April 13, 2020 (the “Indenture”), among the Company, NCR International, Inc. (the “Guarantor”) and the Trustee, to issue a notice of redemption to redeem all of the $400,000,000 outstanding aggregate principal amount of the Company’s 8.125% senior notes due 2025 (the “Notes”).

The Notes were redeemed on August 12, 2021 (the “Redemption Date”), at a price equal to (i) $36,544,109.20, consisting of a redemption premium of 109.1360273% of the aggregate principal amount of the Notes and (ii) accrued and unpaid interest from April 15, 2021 (the last regular interest payment date) to, but excluding, the Redemption Date, of $10,562,500.00. Accordingly, the total redemption payment was $447,106,609.20. Pursuant to the provisions of the Indenture, the Company deposited the redemption payment for the Notes with the Trustee on August 11, 2021, the last business day immediately prior to the Redemption Date.

Upon deposit of the redemption payment, the Indenture was satisfied and discharged in accordance with its terms. As a result of the satisfaction and discharge of the Indenture, the Company and the Guarantor have been released from their obligations with respect to the Indenture and the Notes, except with respect to those provisions of the Indenture that, by their terms, survive the satisfaction and discharge of the Indenture.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ Timothy C. Oliver
Timothy C. Oliver
Executive Vice President and Chief Financial Officer

Date: August 12, 2021